EXHIBIT 23

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-62684, 33-94372 and No. 333-60217) and the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-08197) of Evans Systems, Inc. of our report dated January 13, 1999, appearing on page F-2 of this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
January 13, 1999